                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY


                         TVN ENTERTAINMENT CORPORATION

                              Placement Agreement
                              -------------------


                                                   July 24, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

Ladies and Gentlemen:

          TVN Entertainment Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Placement Agent") 200,000 Units (the "Units"). Each Unit will consist of (i) one 14% Senior Note due 2008 of the Company (collectively the "Notes" and each a "Note") issued pursuant to the provisions of an Indenture to be dated as of July 29, 1998 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), and
(ii) one Warrant (each a "Warrant" and collectively the "Warrants") entitling the holder thereof to purchase initially 10.777 shares (the "Warrant Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock") from the Company at an exercise price of $0.01 per share, subject to adjustment as provided in the Warrant Agreement (as defined below). The Warrants will be issued pursuant to the provisions of a Warrant Agreement to be dated as of the Closing Date (as defined in Section 4) (the "Warrant Agreement") between the Company and The Bank of New York, as warrant agent (the "Warrant Agent"), substantially in the form attached hereto as Exhibit A. The Units, Notes and Warrants are collectively referred to herein as the "Securities."

          The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

          The Company will purchase, with a portion of the proceeds of the issuance and sale of the Units, and pledge pursuant to a Collateral Pledge and Security Agreement (the "Pledge Agreement") to be dated as of the Closing Date, among the Company, the Trustee and The Bank of New York, as collateral agent (the "Collateral Agent"), to the Trustee as security for the benefit of the holders of the Notes, a portfolio of U.S. government securities in an amount expected to be sufficient to provide for payment in full of the first six scheduled interest payments on the Notes.
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                                       2

          The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement relating to the Notes (the "Notes Registration Rights Agreement"), dated the date hereof and to be substantially in the form attached hereto as Exhibit B-1.

          The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement relating to the Warrants (the "Warrant Registration Rights Agreement"), dated the date hereof and to be substantially in the form attached hereto as Exhibit B-2.

          The Placement Agent and its direct and indirect transferees will be entitled to the benefits of the Pledge Agreement, to be substantially in the form of Exhibit E.

          In connection with the sale of the Units, the Company has prepared a preliminary private placement memorandum dated July 8, 1998 (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Units, Notes, Warrants and the Common Stock, the terms of the offering and a description of the Company and its business.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to, and agrees with, the Placement Agent that as of the date hereof:

     (a) The Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

     (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (d) This Agreement has been duly authorized, executed and delivered by the Company.

     (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the section titled "Capitalization" in the Final Memorandum. The shares of Common Stock outstanding prior to the issuance of the Notes have been duly authorized and are validly issued, fully paid and nonassessable. Since March 31, 1998, the Company has only granted options to purchase 90,000 shares of Common Stock of the Company.

     (f) The Notes have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the Indenture and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or
(iii) applicable public policy considerations, and will be entitled to the benefits of the Indenture.

     (g) The Warrants have been duly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent as provided in the Warrant Agreement, and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations, and will be entitled to the benefits of the Warrant Agreement.

     (h) The shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the

Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

     (i) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

     (j) The Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Warrant Agent, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

     (k) Each of the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement (collectively, the "Registration Rights Agreements") has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

     (l) The Pledge Agreement has been duly authorized by the Company and, when executed and delivered by the Company, the Trustee and the Collateral Agent, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

     (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreements, the

Indenture, the Notes, the Warrant Agreement, the Warrants, the Pledge Agreement and the issuance, sale and delivery of the Units, the Notes and the Warrants and the issuance of the Warrant Shares by the Company upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Registration Rights Agreements, the Indenture, the Notes, the Warrant Agreement, the Warrants, the Pledge Agreement and the issuance, sale and delivery of the Units, the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Warrants and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreements.

     (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

     (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreements, the Indenture, Notes, Warrant Agreement, Warrants, Warrant Shares or the Pledge Agreement or to consummate the transactions contemplated by the Final Memorandum.

     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (s) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company (other than the Placement Agent or Princes Gate Investors II, L.P., as to which the Company makes no representation or warranty) has directly, or through any agent,
(i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, Notes, Warrants or Warrant Shares in a manner that would require the registration under the Securities Act of the Units, Notes, Warrants or Warrant Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Units, Notes, Warrants or Warrant Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (t) Subject to Sections 3 and 4 and assuming the accuracy of the representations and warranties of the Placement Agent set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Units, Notes or Warrants to the Placement Agent in the manner contemplated by this Agreement to register the Units, Notes or Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     (u) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

     (v) The terms of the Units, Warrants, Warrant Agreement, Notes, Indenture and Warrant Shares conform in all material respects to the respective descriptions thereof contained in the Final Memorandum under the headings "Description of the Units," "Description of the Warrants," "Description of the Notes," and "Description of Capital Stock," respectively.

     (w) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in each Memorandum, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or to make such filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (x) Subsequent to the dates as of which information is given in the Preliminary Memorandum, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Final Memorandum.

     (y) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to its business, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

     (z) The Company owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, and to the Company's knowledge, all patents and patent rights necessary to carry on its respective business in all material respects as described in each Memorandum, and, except as set forth in each Memorandum, the Company has not received any correspondence relating to any of the foregoing or notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which the Company believes would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (aa) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to result in any material adverse effect on the Company and its subsidiaries, taken as a whole.

     (bb) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged for corporations similarly situated and of comparable financial condition; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (cc) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its respective business, except to the extent that the failure to possess such certificates, authorizations and permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would result in material adverse effect on the Company and its subsidiaries, taken as a whole.

     (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ee) The Company is, and upon consummation of the transactions contemplated by this Agreement will be, solvent. As used herein, the term "solvent" means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company does not have an unreasonably small capital for the business or any transactions in which it is engaged or about to be engaged.

     (ff) The accountants who certified the financial statements and supporting schedules included in each Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act.

     (gg) The financial statements, together with the related schedules and notes, included in each Memorandum present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in each Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Final Memorandum.

     (hh) The authorized, issued and outstanding capital stock of the Company is as set forth in each Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the employee benefit plan referred to each Memorandum or pursuant to the exercise of convertible securities or options referred to in each Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of the capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

     (ii) All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves in accordance with GAAP have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with GAAP have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (jj) Except as disclosed in the Offering Memorandum, there are no persons with registration right or other similar rights to have any securities registered by the Company under the Securities Act.

     (kk) No part of the proceeds of the sale of the Units, Notes or Warrants will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of

Governors of the Federal Reserve System or any other applicable regulation of such Board of Governors.

     (ll) The Units, Notes and Warrants are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date (as defined in Section 4), of the same class as securities listed on a national securities exchange registered under
Section 6 of the Securities Exchange Act of 1934 (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

     (mm) Any certificate signed by any officer of the Company delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

          2.   Agreements to Sell and Purchase.  The Company hereby agrees to
               -------------------------------
sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective number of Units set forth in Schedule I hereto opposite its name at a purchase price of $970.00 per Unit (the "Purchase Price") plus accrued interest on the Notes, if any, from July 29, 1998 to the date of payment and delivery.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agent, it will not, during the period ending 90 days after the date of the Final Memorandum, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Units, Notes, Warrants or Warrant Shares under this Agreement or (B) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agent has been advised in writing.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agent, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt or preferred stock of the Company or warrants to purchase debt or preferred stock of the Company substantially similar to the Units, Notes, Warrants or Warrant Shares (other than the sale of the Units, Notes, Warrants or Warrant Shares under this Agreement.)

          3.   Terms of Offering.  The Placement Agent will make an offering of
               -----------------
the Units purchased by the Placement Agent hereunder on the terms to be set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

          4.   Payment and Delivery.  Payment for the Units shall be made to the
               --------------------
Company in Federal or other funds immediately available in New York City against delivery of such Units for the respective accounts of the Placement Agent at 10:00 a.m., New York City time, on July 29, 1998, or at such other time on the same or such other date, not later than [________], 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

          Certificates for the Units, Notes and Warrants shall be in definitive or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Units, Notes and Warrants shall be delivered to you on the Closing Date for the account of the Placement Agent, with any transfer taxes payable in connection with the transfer of the Units, Notes or Warrants to the Placement Agent duly paid, against payment of the purchase price therefor.

          5.   Conditions to the Placement Agent's Obligations.  The obligations
               -----------------------------------------------
of the Placement Agent under this Agreement to purchase the Units on the Closing Date will be subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Memorandum.

          (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated the Closing Date, in the form of Exhibit C hereto.

          (d) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (e) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          (g) The Placement Agent and its counsel shall have been furnished with such other documents and certificates as they shall reasonably request.

          6.  Covenants of the Company.  In further consideration of the
              ------------------------
agreements of the Placement Agent contained in this Agreement, the Company covenants as follows:

     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

     (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

     (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary in the opinion of counsel to the Placement Agent to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agent it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

     (d) To use its best efforts to qualify the Units, Notes and Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

     (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Units and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agent, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Placement Agent, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all document production charges and expenses of counsel to the Placement Agent (but not including its fees for professional services) in connection with the preparation of this Agreement, (v) the fees and expenses, if any, incurred in connection with the admission of the Units, Notes, Warrants or Warrant Shares for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee, the Warrant Agent and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Units, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agent will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

     (f) Neither the Company nor any Affiliate (except the Placement Agent and Princes Gate Investors II, L.P., as to which the Company makes no covenants) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, Notes or Warrants in a manner which would require the registration under the Securities Act of the Units, the Notes or the Warrants.

     (g) Not to solicit any offer to buy or offer or sell the Units, Notes, Warrants or Warrant Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (h) While any of the Units, the Notes or the Warrants remain outstanding, to make available, upon request, to any seller of the Units, Notes, Warrants or Warrant Shares the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

     (i) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) (other than the Placement Agent and Princes Gate Investors II, L.P., as to which the Company makes no covenants) to resell any of the Units, Notes, Warrants or Warrant Shares which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (j) To use its best efforts to permit the Units, Notes, Warrants and Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

         7.   Offering of Securities; Restrictions on Transfer.  (a)  The
              ------------------------------------------------
Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company that (i) it will not solicit offers for, or offer or sell, the Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for Units, Notes or Warrants only from, and will offer Units, Notes or Warrants only to, persons that it reasonably believes to be QIBs.

     (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

         (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Units, Notes or Warrants, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Units, Notes or Warrants, in any country or jurisdiction where action for that purpose is required;

          (ii) the Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Units, Notes or Warrants or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense; and

          (iii) the Units, the Notes and the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act.

          8.    Indemnification and Contribution.  (a)  The Company agrees to
                --------------------------------
indemnify and hold harmless the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent through you expressly for use therein.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent through you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any necessary local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of the Units, Notes and Warrants or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Units, Notes and Warrants shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units, Notes and Warrants (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of the Units, Notes and Warrants. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take
--- ----
account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Units, Notes and Warrants resold by it in the initial placement of the Units, Notes and Warrants were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units, Notes and Warrants.

          9.   Termination.  This Agreement shall be subject to termination by
               -----------
notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units, Notes and Warrants on the terms and in the manner contemplated in the Final Memorandum.

          10.  Effectiveness; Defaulting Placement Agents.  This Agreement shall
               ------------------------------------------
become effective upon the execution and delivery hereof by the parties hereto.

          If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

          11.  Notices.  All notices and other communications under this
               -------
Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Placement Agent, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: High Yield New Issues Group, facsimile number (212) 761-0587 and if sent to the Company, to 2901 West Alameda Avenue, 7/th/ Floor, Burbank, California 91505, attention:
Arthur Fields, Esq., facsimile number (818) 526-5000.

          12.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of New York.

          14.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                    Very truly yours,

                                    TVN ENTERTAINMENT
                                    CORPORATION



                                    By: /s/ Arthur Fields
                                        ---------------------------------------
                                        Name:  Arthur Fields
                                        Title: Senior Executive Vice President


Agreed, July 24, 1998

MORGAN STANLEY & CO.
 INCORPORATED


By: /s/ David J. Frey
    -----------------------
    Name:  David J. Frey
    Title: Vice President

                                   SCHEDULE I



                                              Number Units
     Placement Agent                        To Be Purchased
     ---------------                     ---------------------

Morgan Stanley & Co. Incorporated.......        200,000


     Total..............................        200,000

                                                                       EXHIBIT C
                                                                       ---------



                               Opinion of Counsel
                                for the Company

          The opinion of the counsel for the Company to be delivered pursuant to
Section 5(c) of the Placement Agreement shall be to the effect that:

          (A) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (B) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (C) The Placement Agreement has been duly authorized, executed and delivered by the Company;

          (D) Each of the Registration Rights Agreements have been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Placement Agent) is a valid and binding agreement of the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

          (E) The Notes are in the form contemplated by the Indenture and have been duly authorized by the Company and when executed by the Company and authenticated by the trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered in accordance with the Indenture and paid for by the Placement Agent in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations, and will be entitled to the benefits of the Indenture.

          (F) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

          (G) The Warrants are in the form contemplated by the Warrant Agreement and have been duly authorized by the Company and when executed by the Company and countersigned by the Warrant Agent as provided in the Warrant Agreement (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent), and delivered to and paid for by the Placement Agent in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations, and will be entitled to the benefits of the Warrant Agreement.

          (H) The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Warrant Agreement by the Warrant Agent) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

          (I) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights.

          (J) The Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and deliver of the Pledge Agreement by the Collateral Agent) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting enforcement of creditors' rights, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) applicable public policy considerations.

          (K) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each Memorandum.

          (L) The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

          (M) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Registration Rights Agreements, the Indenture, the Notes, the Warrant Agreement, the Warrants and the Pledge Agreement and the issuance, sale and delivery of the Units, the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement, the Registration Rights Agreements, the Indenture, the Notes, the Warrant Agreement, the Warrants and the Pledge Agreement and the issuance, sale and delivery of the Units, the Notes and the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants and the Warrant Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, Notes or Warrants and by Federal and state securities laws with respect to the Company's obligations under the Notes Registration Rights Agreement and Warrant Registration Rights Agreement.

          (N) To such counsel's knowledge, there is not pending or threatened any legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Placement Agreement, the Registration Rights Agreements, the Indenture, the Notes, the Warrant Agreement, the Warrants and the Pledge Agreement or to consummate the transactions contemplated by the Final Memorandum.

          (O) The Company is not and, after giving effect to the sale of the Units, Notes and Warrants and the application of the net proceeds therefrom as described in the Final Memorandum, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (P) Based upon the representations, warranties, and agreements of the Company in Sections 1(p), 1(v), 6(f), 6(g) and 6(i) of the Placement Agreement and of the Placement Agent in Section 7 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Units, the Notes or the Warrants to the Placement Agent under the Placement Agreement or in connection with the initial resale of the Units, the Notes or the Warrants by the Placement Agent in accordance with Section 6 of the Placement Agreement to register the Units, the Notes or the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Units, Notes or Warrants.

          (Q) The statements in the Final Memorandum under the captions "Risk Factors--Original Issue Discount", "Description of the Units", "Description of the Notes","Description of the Warrants", "Description of Capital Stock", "Private Placement" and "Transfer Restrictions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information respectively called for with respect to such legal matters, documents or proceedings and fairly summarize in all material respects the matters respectively referred to therein.

          (R) Such counsel is of the opinion that the statements in the Final Memorandum, under the caption "Certain Federal Income Tax Considerations" are accurate and fairly summarize the matters referred to therein.

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

          (S) While we have not performed any independent check or verification of the information contained in the Final Memorandum (except with respect to paragraphs (P) and (Q) above), we have participated in the drafting and preparation of each of the Memoranda (and any amendments or supplements thereto) and in the course of such participation, nothing has come to our attention that leads us to believe that, except for financial statements, financial data and schedules as to which we express no belief, the Final Memorandum contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D

                            FORM OF LOCK-UP LETTER


                                                               July 24, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into a Placement Agreement (the "PLACEMENT AGREEMENT") with TVN Entertainment Corporation, a Delaware corporation (the "COMPANY"), providing for the offering (the "OFFERING") by the Morgan Stanley (the "PLACEMENT AGENT"), of 200,000 Units (the "Units"), each Unit consisting of one 14% Senior Note due 2008 with a principal amount of $1,000 (collectively the "Notes") and one Warrant (each a "Warrant" and collectively, the "Warrants") entitling the holder thereof to purchase 10.777 shares of Common Stock, par value $0.001 per share, of the Company.

          To induce the Placement Agent to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Placement Agent, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "FINAL MEMORANDUM"),
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Placement Agent, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Final Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of

Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

          Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will be made only pursuant to a Placement Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

                              Very truly yours,


                              _____________________
                              Name:

                              _____________________
                              (Address)

                                      D-2